Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the (a) Registration Statement of PEDEVCO Corp. (the “Company”) on Form S-8 (File No. 333-227566), (b) Registration Statement of the Company on Form S-8 (File No. 333-192002), (c) Registration Statement of the Company on Form S-3 (File No. 333-201099), (d) Registration Statement of the Company on Form S-8 (File No. 333-201098), (e) Registration Statement of the Company on Form S-8 (File No. 333-207529), (f) Registration Statement of the Company on Form S-8 (File No. 333-215349), (g) Registration Statement of the Company on Form S-8 (File No. 333-222335), and (h) Registration Statement of the Company on Form S-8 (File No. 333-233525), of our report dated March 30, 2020, with respect our audits of the consolidated financial statements of PEDEVCO Corp. as of December 31, 2019 and 2018, and for the years ended December 31, 2019 and 2018, which report is included in the Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2019.

/s/ Marcum LLP

Marcum LLP
Houston, Texas
March 30, 2020